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                                                                     Exhibit 5.1

                        [KIRKLAND & ELLIS LLP LETTERHEAD]

                                January 20, 2004

Dura Operating Corp.
and the Guarantors set forth below
4508 IDS Center
Minneapolis, MN, 55402

            Re:  Registration Statement on Form S-4 (Registration No. 333-____)

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Dura Operating Corp., a Delaware corporation (the "Issuer"), and Dura Automotive Systems, Inc., a Delaware corporation ("Parent"), Adwest Electronics, Inc., a Delaware corporation ("Adwest"), Atwood Automotive Inc., a Michigan corporation ("Atwood Automotive"), Atwood Mobile Products, Inc., an Illinois corporation ("Atwood Mobile"), Creation Group, Inc., an Indiana corporation ("Creation Group"), Creation Group Holdings, Inc., an Indiana corporation ("Creation Group Holdings"), Dura Automotive Systems Cable Operations, Inc., a Delaware corporation ("Dura Cable"), Dura Automotive Systems of Indiana, Inc., an Indiana corporation ("Dura Indiana"), Dura G.P., a Delaware general partnership ("Dura GP"), Mark I Molded Plastics of Tennessee, Inc., a Tennessee corporation ("Mark I"), and Universal Tool & Stamping Company Inc., an Indiana corporation ("Universal Tool"). Parent, Adwest, Atwood Automotive, Atwood Mobile, Creation Group, Creation Group Holdings, Dura Cable, Dura Indiana, Dura GP, Mark I and Universal Tool are collectively referred to in this opinion letter as the "Guarantors" and, together with the Issuer, as the "Registrants." In this opinion letter: (i) Atwood Automotive is referred to as the "Michigan Registrant"; (ii) Creation Group, Creation Group Holdings, Dura Indiana and Universal Tool are collectively referred to as the "Indiana Registrants"; and
(iii) Mark I is referred to as the "Tennessee Registrant."

         This opinion letter is being delivered in connection with the proposed registration by the Issuer of $50,000,000 in aggregate principal amount of the Issuer's 8 5/8% Senior Notes due 2012, Series B (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-_______) originally filed with the Securities and Exchange Commission (the "Commission") on January 20, 2004, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees").The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented from time to time, the "Indenture"), dated as of April 18, 2002, among the Issuer, the Guarantors and BNY Midwest Trust Company, as trustee, as supplemented by the Supplemental Indenture dated as of October 31, 2003, among Creation Group Holdings, Inc., an Indiana corporation, Creation Group, Inc., an Indiana Corporation, the Company, the other Guarantors (as defined in the Indenture) and BNY Midwest Trust Company, as trustee. The Exchange Notes and

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the Guarantees are to be issued in exchange for and in replacement of the
Issuer's outstanding 8 5/8% Senior Notes due 2012 (the "Senior Notes"), of which $50,000,000 in aggregate principal amount is subject to the exchange offer pursuant to the Registration Statement.

         In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) the Indenture, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated as of November 4, 2003, by and among the Registrants and J.P. Morgan Securities Inc., Banc of America Securities LLC, Comerica Securities, Inc., Scotia Capital (USA) Inc., Wachovia Capital Markets, LLC, Barclays Capital Inc. and ABN Amro Incorporated, relating to the Senior Notes.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Senior Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         Our advice on every legal issue addressed in this letter is based exclusively on the law of the States of Delaware, Illinois and New York or the federal law of the United States. For

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purposes of our opinion that the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of: (i) Dickinson Wright PLLC with respect to the Michigan Registrant; (ii) Frost Brown Todd LLC with respect to the Indiana Registrants; and (iii) Frost Brown Todd LLC with respect to the Tennessee Registrant, that such Exchange Notes and Guarantees have been duly authorized, executed and delivered, and do not conflict with, or require consents under, their respective states of organization. We are not licensed to practice in Michigan, Indiana, or Tennessee and we have made no investigation of, and do not express or imply an opinion on, the laws of such states.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Delaware, Illinois or New York or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                             Sincerely,

                                                            /s/ Kirkland & Ellis

                                                             Kirkland & Ellis

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